Exhibit 99.1

For Immediate Release

Contact: Craig Tooman
EVP, Finance and Chief
Financial Officer
908-541-8777

ENZON ANNOUNCES AGREEMENT TO SELL SPECIALTY PHARMACEUTICAL BUSINESS

--sigma-tau to acquire business for approximately $327 million in cash plus royalties--

Bridgewater, NJ - November 9, 2009 – Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced that it has entered into a definitive agreement to sell its specialty pharmaceutical business to the sigma-tau Group for $300 million plus an additional amount of up to $27 million based on success milestones. Enzon will also receive royalties of 5 to 10 percent on incremental net sales above a 2009 baseline amount from Enzon’s four marketed specialty pharmaceutical products through 2014.

Enzon’s specialty pharmaceutical business includes four marketed products: Oncaspar®, Adagen®, DepoCyt®, and Abelcet®, as well as the manufacturing facility in Indianapolis, Indiana which will be purchased by a US subsidiary of Sigma-Tau Pharmaceuticals, Inc. (Maryland).  Sigma-Tau Pharmaceuticals will distribute the products in the US market.

After the sale of these assets, Enzon’s businesses will consist of its royalties, Peg SN38 and our LNA and PEG technology platforms. “Enzon’s Board of Directors is evaluating options to return most of the value of this sale to shareholders” stated Alex Denner, Chairman. “We will refocus the company on our royalty business, pipeline, and technology platforms.”

“sigma-tau is a great strategic fit for this business, as they have the presence and expertise to effectively market these products in all geographic areas,” said Jeffrey H. Buchalter, Enzon’s president and CEO.

sigma-tau is a global R&D driven, Italian-owned pharmaceutical company dedicated, among other areas, to developing and commercializing medicines for rare diseases. This acquisition will expand sigma-tau’s current presence in the US and in new therapeutic areas.

“sigma-tau is dedicated to providing novel therapeutics to patients suffering from rare diseases and other unmet medical needs,” said Claudio Cavazza, sigma-tau’s President. “Through the acquisition of Enzon’s specialty pharmaceutical business, we will increase our presence in the field of rare diseases with products of great value which are the result of an outstanding research activity. sigma-tau is determined to continue Enzon’s excellent work, especially in the field of rare diseases which is a particularly stimulating one as it aims at tackling life-threatening conditions which all too often affect the very young.”

The transaction may be deemed to constitute a sale of “substantially all” of Enzon’s assets under Delaware law and, therefore, is conditioned upon the approval by the holders of a majority of Enzon’s outstanding shares of common stock.  The transaction also is conditioned upon sigma tau’s receipt of funds under a bank commitment letter received by sigma tau and the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any corresponding laws of other

685 Route 202/206
Phone:  (908) 541-8600  Fax:  (908) 575-9457
http://www.enzon.com

jurisdictions.  There are certain other customary conditions.  The transaction is expected to be completed during the first quarter of 2010.

Goldman, Sachs & Co. and Greenhill & Co. acted as financial advisors to Enzon, and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to the Company.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Enzon Pharmaceuticals, Inc. (“Enzon”) will file with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K, which will include the purchase agreement. The proxy statement that Enzon plans to file with the SEC and mail to stockholders will contain information about Enzon, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE PROPOSED TRANSACTION. In addition to receiving the proxy statement from Enzon by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Enzon, without charge, from the SEC's website at www.sec.gov or, without charge, from Enzon at www.enzon.com. This announcement is not a solicitation of proxy.

Enzon and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Except as noted below, information concerning Enzon’s participants is set forth in the proxy statement for Enzon’s 2009 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on April 13, 2009 (the “2009 Proxy Statement”). Additional information regarding the interests of Enzon’s participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement to be filed with the SEC. Enzon's press releases and other information about Enzon are available at Enzon’s website at www.enzon.com.

Harold J. Levy joined Enzon’s Board of Directors subsequent to Enzon’s 2009 annual meeting of stockholders. Information with respect to Mr. Levy’s interest in Enzon is set forth in the Form 3 filed by him with the SEC on July 31, 2009. Mr. Levy is the Co-President, Co-Chief Executive and Co-Chief Investment Officer of Iridian Asset Management LLC (“Iridian”). Information with respect to Iridian’s interest in Enzon is set forth in the 2009 Proxy Statement. Mr. Levy has shared investment and dispositive power over the shares of Enzon’s common stock held by Iridian. Mr. Levy disclaims beneficial ownership of such shares.

About Enzon

Enzon Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to developing, manufacturing and commercializing important medicines for patients with cancer and other life-threatening conditions. The Company has a portfolio of four marketed products, Oncaspar®, DepoCyt®, Abelcet® and Adagen®. Enzon’s drug development programs utilize several cutting-edge approaches, including its industry-leading PEGylation technology platform and the Locked Nucleic Acid (LNA) technology.  Enzon’s PEGylation technology was used to develop two of its products, Oncaspar and Adagen, and has created a royalty revenue stream from licensing partnerships for other products developed using the technology.  Enzon also engages in contract manufacturing for several pharmaceutical companies to broaden its revenue base. Further information about Enzon and this press release can be found on the Company’s web site at www.enzon.com.

About sigma-tau

sigma-tau is a leading, international, pharmaceutical group with a wholly Italian-owned capital that invests in the research, development and marketing of innovative and effective treatments to improve patient well-being and quality of life. sigma-tau has its headquarters in Pomezia (Rome, Italy), and subsidiaries in France, Switzerland, Belgium, the Netherlands, Portugal, Germany, the UK, USA and India, as well as in Spain and

685 Route 202/206
Phone:  (908) 541-8600  Fax:  (908) 575-9457
http://www.enzon.com

Sudan where the Group operates two production facilities. It has over 2300 employees and an extensive network of licensees worldwide. sigma-tau was founded in Italy in 1957 and achieved a global turnover of  € 613 million ($909 million) in 2008. sigma-tau SpA consistently invests approximately 16% of its annual turnover in R&D. sigma-tau’s R&D staff of approximately 400 people is currently running 46 R&D projects. A total of 13 NCEs and 12 known molecular entities in 33 different indications are at various stages of development. Among them, several are aimed at rare diseases. Therapeutic areas in which the company’s research and development are focused include metabolism, neurology, cardiovascular, oncology and immunology.
sigma-tau website: www.sigma-tau.it

Sigma-Tau Pharmaceuticals, Inc. (STPI) is the U.S. based, wholly owned subsidiary of the sigma-tau Group, and is dedicated solely to the development and commercialization of medicines for patients with rare diseases. With more than 6,000 identified rare diseases that affect approximately 25 million patients in the United States, STPI places its considerable scientific resources behind the discovery and development of compounds that benefit the few. STPI is based in Gaithersburg, Maryland.

For more information about the company, visit www.sigmatau.com
Company Contact – Gregg Lapointe, CEO, Phone # 301-670-5459 or Marc Tewey, Phone # 301-670-1518

Forward Looking Statements
There are forward-looking statements contained herein, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans” or “intends” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include, but are not limited to: the timing, success and cost of clinical studies; the ability to obtain regulatory approval of products; market acceptance of, and continuing demand for, Enzon’s products and the impact of competitive products and pricing.  A more detailed discussion of these and other factors that could affect results is contained in our filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2008.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.

685 Route 202/206
Phone:  (908) 541-8600  Fax:  (908) 575-9457
http://www.enzon.com